Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

The unaudited pro forma combined condensed consolidated financial statements are based upon the historical consolidated financial statements of CryoLife, Inc. and its subsidiaries (“CryoLife,” the “Company,”  “we,” or “us”) and On-X Life Technologies Holdings, Inc. ("On-X") and have been prepared to illustrate the effect of CryoLife’s acquisition of On-X for approximately $130.0 million, subject to certain adjustments.  Per the Company’s preliminary analysis, the purchase price of the transaction totaled approximately  $128.1 million in cash and stock.

The unaudited pro forma combined condensed consolidated balance sheet combines the historical consolidated balance sheets of CryoLife and On-X as of September 30, 2015 and reflects the pro forma effect as if the acquisition of On-X had occurred on that date.  The unaudited pro forma combined condensed consolidated statements of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 combine the historical statements of operations of CryoLife and On-X, adjusted to reflect the pro forma effect as if the acquisition of On-X had occurred on January 1, 2014 (the first day of the Company’s 2014 fiscal year).  The historical consolidated financial statements referred to above for CryoLife were included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2015 and Annual Report on Form 10-K for the year ended December 31, 2014.   The historical financial statements referred to above for On-X for the comparable periods are included in this Current Report on Form 8-K.  The accompanying unaudited pro forma combined condensed consolidated financial information and the historical consolidated financial information presented therein should be read in conjunction with the historical consolidated financial statements and notes thereto for CryoLife described above.  The historical financial statements of On-X have been adjusted to reflect certain reclassifications to conform to the Company's financial statement presentation.

The unaudited pro forma combined condensed consolidated balance sheet and statements of operations include pro forma adjustments which reflect transactions and events that (a) are directly attributable to the acquisition, (b) are factually supportable, and (c) with respect to the statement of operations, are expected to have a continuing impact on consolidated results.  The pro forma adjustments are described in the accompanying combined notes to the unaudited pro forma combined condensed consolidated financial statements.

The unaudited pro forma combined condensed consolidated financial information does not reflect future events that may occur after the acquisition, including potential general and administrative savings.  The unaudited pro forma combined condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the results of operations that would have occurred if the acquisition of On-X had occurred on January  1, 2014 nor is it necessarily indicative of our future operating results.  The pro forma adjustments are subject to change and are based upon currently available information.

[Insert pro forma financias from separate file here.]

CryoLife, Inc. and Subsidiaries
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2015
(In Thousands)

	CryoLife	On-X	Pro Forma Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$ 38,497	$ 1,891	$ (18,472)	(b)	$ 21,916

Restricted securities	848	344	-		1,192
Receivables, net	24,443	7,084	-		31,527
Inventories	14,432	10,103	3,081	(c)	27,616
Deferred preservation costs	23,480	-	-		23,480
Deferred income taxes	5,729	731	(2,531)	(a), (f)	3,929
Prepaid expenses and other	5,399	366	-		5,765
Total current assets	112,828	20,519	(17,922)		115,425

Property and equipment, net	12,036	4,977	1,036	(d)	18,049
Restricted cash	5,000	-	-		5,000
Goodwill	11,365	-	65,563	(g)	76,928
Patents, net	1,446	-	-		1,446
Trademarks and other intangibles, net	17,713	-	53,950	(e)	71,663
Deferred income taxes, long-term	14,141	2,385	(14,608)	(a), (f)	1,918
Other	5,452	-	-		5,452
Total Assets	$ 179,981	$ 27,881	$ 88,019		$ 295,881

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 4,637	$ 1,532	$ -		$ 6,169
Accrued compensation	7,952	-	-		7,952
Accrued procurement fees	4,683	-	-		4,683
Accrued expenses and other	4,596	3,194	-		7,790
Deferred income	362	260	(260)	(a)	362
Current portion of indebtedness, net	-	1,231	(1,231)	(a)	-
Total current liabilities	22,230	6,217	(1,491)		26,956

Long-term debt		1,097	73,903	(a), (b)	75,000
Other	5,858	835	746	(e)	7,439
Total liabilities	28,088	8,149	73,158		109,395

Shareholders' equity:
Preferred stock	-	48,086	(48,086)	(a)	-
Common stock	297	2	35	(a), (b)	334
Additional paid-in capital	141,480	15,409	19,147	(a), (b)	176,036
Retained earnings (deficit)	21,584	(43,765)	43,765	(a)	21,584
Accumulated other comprehensive loss	(245)	-	-		(245)
Treasury stock at cost	(11,223)	-	-		(11,223)
Total shareholders' equity	151,893	19,732	14,861		186,486

Total liabilities and shareholders' equity	$ 179,981	$ 27,881	$ 88,019		$ 295,881

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

CryoLife, Inc. and Subsidiaries
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Nine Months Ended September 30, 2015
(In Thousands Except Per Share Amounts)

	CryoLife	On-X	Pro Forma Adjustments		Pro Forma
Products	$ 59,168	$ 25,083	$ -		$ 84,251
Preservation Services	46,892	-	-		46,892
Total revenues	106,060	25,083	-		131,143

Cost of Products	13,555	7,557	406	(j)	21,518
Cost of Preservation Services	28,302	-	-		28,302
Total costs	41,857	7,557	406		49,820

Gross margin	64,203	17,526	(406)		81,323

General, administrative, and marketing	55,790	11,913	1,839	(k)	69,542
Research and development	7,896	2,806	-		10,702
Operating expenses	63,686	14,719	1,839		80,244

Operating income (loss)	517	2,807	(2,245)		1,079

Interest expense	(18)	77	2,370	(l)	2,429
Interest income	(29)	-	-		(29)
Gain on sale of Medafor investment	(891)	-	-		(891)
Other expense (income), net	204	(135)	-		69
Total other (income) expenses	(734)	(58)	2,370		1,578

Income (loss) before income taxes	1,251	2,865	(4,615)		(499)
Income tax expense (benefit)	(118)	820	(1,754)	(m)	(1,052)
Net Income (loss)	$ 1,369	$ 2,045	$ (2,861)		$ 553

Net income allocated to participating securities	(31)		9	(n)	(22)
Net income (loss) applicable to common shares - Basic	$ 1,338	$ 2,045	$ (2,852)		$ 531

Net income allocated to participating securities	(32)		9	(n)	(23)
Net income (loss) applicable to common shares - Diluted	$ 1,337	$ 2,045	$ (2,852)		$ 530

Income Per Common Share - Basic	$ 0.05				$ 0.02
Income Per Common Share - Diluted	$ 0.05				$ 0.02

Weighted Average Common Shares Outstanding
Basic	27,687		3,704	(o)	31,391
Diluted	28,487		3,704	(o)	32,191

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

CryoLife, Inc. and Subsidiaries
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Year Ended December 31, 2014
(In Thousands Except Per Share Amounts)

	CryoLife	On-X	Pro Forma Adjustments		Pro Forma
Products	$ 81,883	$ 33,080	$ -		$ 114,963
Preservation Services	62,758	-	-		62,758
Total revenues	144,641	33,080	-		177,721

Cost of Products	17,167	12,247	3,450	(i), (j)	32,864
Cost of Preservation Services	36,183	-	-		36,183
Total costs	53,350	12,247	3,450		69,047

Gross margin	91,291	20,833	(3,450)		108,674

General, administrative, and marketing	73,754	13,291	2,452	(k)	89,497
Research and development	8,699	4,356	-		13,055
Operating expenses	82,453	17,647	2,452		102,552

Operating income (loss)	8,838	3,186	(5,902)		6,122

Interest expense	175	95	3,250	(l)	3,520
Interest income	(50)	-	-		(50)
Gain on Medafor investment	(530)	-	-		(530)
Other expense (income), net	540	(221)	-		319
Total other expenses (income)	135	(126)	3,250		3,259

Income (loss) before income taxes	8,703	3,312	(9,152)		2,863
Income tax expense (benefit)	1,381	(3,753)	(3,478)	(m)	(5,850)
Net Income (loss)	$ 7,322	$ 7,065	$ (5,674)		$ 8,713

Net income allocated to participating securities	(161)	-	(21)	(n)	(182)
Net income (loss) applicable to common shares - Basic	$ 7,161	$ 7,065	$ (5,695)		$ 8,531

Net income allocated to participating securities	(158)	-	(21)	(n)	(179)
Net income (loss) applicable to common shares - Diluted	$ 7,164	$ 7,065	$ (5,695)		$ 8,534

Income Per Common Share - Basic	$ 0.26				$ 0.27
Income Per Common Share - Diluted	$ 0.25				$ 0.27

Weighted Average Common Shares Outstanding
Basic	27,379		3,704	(o)	31,083
Diluted	28,313		3,704	(o)	32,017

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

CRYOLIFE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(In Thousands)

Description of Transaction and Basis of Presentation

The unaudited pro forma combined condensed consolidated financial statements are based upon the historical consolidated financial statements of CryoLife, Inc. and its subsidiaries (“CryoLife,” the “Company,”  “we,” or “us”) which were included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2015 and Annual Report on Form 10-K for the year ended December 31, 2014 and On-X, Inc. ("On-X") financial statements for these periods which are included in this Current Report on Form 8-K/A.   The unaudited pro forma combined condensed consolidated statements of operations reflect the acquisition of On-X as if it had occurred on January 1, 2014 (the first day of our 2014 fiscal year).  The unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2015 reflects such acquisition as if it had occurred on that date.

In accordance with generally accepted accounting principles in the United States, the acquisition of On-X is being accounted for using the purchase method of accounting.  As a result, the unaudited pro forma combined condensed consolidated balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired based primarily on the Company's fair value assessment and the excess purchase price to goodwill.  The purchase price allocation in these unaudited pro forma combined condensed consolidated financial statements is based upon a purchase price of approximately $128.1 million.

Pro Forma Adjustments

On January 20, 2016 CryoLife completed its acquisition of 100% of the outstanding equity of On-X, a privately held company, for $93.5 million in cash and 3,703,699 shares of CryoLife common stock, with an estimated value of $34.6 million as determined on the date of the closing, for a total purchase price of approximately $128.1 million.  In connection with the closing of the On-X acquisition, the Company entered into the Third Amended and Restated Credit Agreement with Capital One, National Association; Healthcare Financial Solutions, LLC; Fifth Third Bank; and Citizens Bank National Association that provides CryoLife with a senior secured credit facility in an aggregate principal amount of $95.0 million, which includes a $75.0 million term loan and a $20.0 million revolving credit facility.  CryoLife used the $75.0 million term loan to finance, in part, the acquisition.  CryoLife operates On-X as a wholly owned subsidiary.

The following pro forma adjustments are included in the unaudited pro forma combined condensed consolidated balance sheet and/or the unaudited pro forma combined condensed consolidated statements of operations:

(a)	The elimination of On-X non-retained assets, liabilities, and equity.
(b)	The reduction in cash, issuance of debt, and issuance of CryoLife common stock representing the total purchase price consideration paid to the Sellers.
(c)	Fair value adjustment to inventories.
(d)	Fair value adjustment to property and equipment.
(e)	Fair value of intangible assets acquired and liabilities assumed.
(f)	Estimated deferred tax assets and liabilities acquired.
(g)	Goodwill is the estimated excess of the purchase price over the tangible assets acquired as of the unaudited pro forma combined condensed consolidated balance sheet date.

CRYOLIFE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(In Thousands)

(h)	The preliminary allocation of purchase price and estimated goodwill as of January 20, 2016, the date of the transaction, is summarized below:

Total purchase price	$128,065
Tangible assets acquired:
Cash and cash equivalents	2,472
Receivables	6,332
Intangible assets	53,950
Other assets	6,971
Liabilities assumed	(18,299)

Goodwill (estimated)	$63,528

(i)	The effect of fair value adjustment to inventories on cost of products.
(j)	The effect of additional depreciation included in cost of products resulting from the fair value adjustment to property and equipment.
(k)	Net increase in amortization of intangible assets acquired.
(l)	Net increase in interest expense as a result of the debt issued as a result of the transaction.
(m)	The effect of the pro forma income statement adjustments on income taxes as calculated using an estimated combined U.S. federal and state statutory tax rate of 38%.
(n)	The change in net income allocated to common shareholders as a result of the transaction.
(o)	The change in weighted average common shares outstanding as a result of the common shares issued as a result of the transaction.